Exhibit 99.1

Ollie’s Bargain Outlet Holdings, Inc. Reports
 First Quarter Fiscal 2018 Financial Results

~ Company Raises Full-Year Guidance ~

HARRISBURG, PA – June 5, 2018 – Ollie’s Bargain Outlet Holdings, Inc. (NASDAQ: OLLI) today reported financial results for the first quarter ended May 5, 2018 and raised sales and earnings guidance for the full year fiscal 2018.

First Quarter Summary:

•	Total net sales increased 21.1% to $275.7 million.

•	Comparable store sales increased 1.9%.

•	The Company opened eight stores and entered one new state during the quarter, ending the period with a total of 276 stores in 21 states, an increase in store count of 15.5% year over year.

•	Operating income increased 31.6% to $36.0 million and operating margin increased 110 basis points to 13.1%.

•	Net income increased 60.6% to $30.5 million and net income per diluted share increased 58.6% to $0.46.

•	Adjusted net income(1) increased 66.4% to $26.6 million and adjusted net income per diluted share(1) increased 64.0% to $0.41.

•	Adjusted EBITDA(1) increased 27.7% to $41.0 million.

Mark Butler, Chairman, President and Chief Executive Officer, stated, “We feel great about the strong start to 2018 and the continued momentum of our business.  Our first quarter results were very strong across the board as we delivered our 16th consecutive quarter of positive comparable store sales and a 66% increase in adjusted net income(1).  In addition, we entered our 21st state with two stores in Arkansas, and we are excited to bring ‘Good Stuff Cheap’ to a growing base of customers.  Looking ahead, we are encouraged by early trends in the second quarter.  We work very hard every day to further develop our vendor relationships and execute our strategic growth initiatives.  We believe we are well-positioned to continue delivering great bargains to our customers and long-term growth to our shareholders.”

(1)
As used throughout this release, adjusted net income, adjusted net income per diluted share, EBITDA and adjusted EBITDA are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). Please see the accompanying financial tables which reconcile these non-GAAP measures to GAAP.

First Quarter Results

Net sales in the first quarter of fiscal 2018 increased 21.1% to $275.7 million from net sales of $227.6 million in the first quarter of fiscal 2017. The increase in net sales was driven by a 15.5% increase in the number of stores and a 1.9% increase in comparable store sales.  The Company opened eight stores in the first quarter of fiscal 2018 and ended the period with 276 locations, compared to 239 stores at the end of the comparable prior year period.

Gross profit increased 21.5% to $112.9 million in the first quarter of fiscal 2018 from $92.9 million in the first quarter of fiscal 2017. Gross margin increased 10 basis points to 40.9% in the first quarter of fiscal 2018 from 40.8% in the first quarter of fiscal 2017. The increase in gross margin was driven by increased merchandise margin partially offset by higher supply chain costs as a percentage of net sales.

Operating income increased 31.6% to $36.0 million in the first quarter of fiscal 2018 from $27.3 million in the first quarter of fiscal 2017. Operating margin increased 110 basis points to 13.1% in the first quarter of fiscal 2018 from 12.0% in the first quarter of fiscal 2017.

Net income increased 60.6% to $30.5 million, or $0.46 per diluted share, in the first quarter of fiscal 2018 from $19.0 million, or $0.29 per diluted share, in the first quarter of fiscal 2017.  Diluted earnings per share in the first quarter of fiscal 2018 and fiscal 2017 included a benefit of $0.06 and $0.05, respectively, due to excess tax benefits related to stock-based compensation.   Adjusted net income(1), which excludes these benefits and the after-tax loss on extinguishment of debt in each of the quarters, increased 66.4% to $26.6 million, or $0.41 per diluted share, in the first quarter of fiscal 2018 from $16.0 million, or $0.25 per diluted share, in the first quarter of fiscal 2017.

Adjusted EBITDA(1) increased 27.7% to $41.0 million, or 14.9% of net sales, in the first quarter of fiscal 2018 from $32.1 million, or 14.1% of net sales, in the first quarter of fiscal 2017. Adjusted EBITDA excludes non-cash stock-based compensation expense and non-cash purchase accounting items.

Balance Sheet and Cash Flow Highlights

The Company's cash balance as of the end of the first quarter of fiscal 2018 was $27.6 million compared to $33.7 million as of the end of the first quarter of fiscal 2017.  The Company had no borrowings outstanding under its $100 million revolving credit facility and $95.3 million of availability under the facility as of the end of the first quarter of fiscal 2018. The Company paid down $25 million in term loan debt during the quarter and ended the period with total borrowings of $24.2 million compared to $129.0 million at the end of the comparable prior year period.

Inventory as of the end of the first quarter of fiscal 2018 increased 11.9% to $276.0 million compared to $246.6 million as of the end of the first quarter of fiscal 2017, primarily due to new store growth and timing of deal flow.

Capital expenditures in the first quarter of fiscal 2018 totaled $4.7 million compared to $3.0 million in the first quarter of fiscal 2017.

Fiscal 2018 Outlook

Ollie’s is raising sales and earnings guidance for the full year fiscal 2018 to reflect its first quarter results.  The Company is now estimating the following:

•	Total net sales of $1.207 billion to $1.215 billion;

•	Comparable store sales growth of 1.0% to 2.0%;

•	The opening of 36 to 38 new stores and one relocation;

•	Operating income of $152.0 million to $154.0 million;

•
Adjusted net income(2) of $112.0 million to $114.0 million and adjusted net income per diluted share(2) of $1.69 to $1.72, both of which exclude excess tax benefits related to stock-based compensation and the after-tax loss on extinguishment of debt;

•	An effective tax rate of 26.0%, which excludes excess tax benefits related to stock-based compensation;

•	Diluted weighted average shares outstanding of 66.0 million; and

•	Capital expenditures of $23.0 million to $25.0 million.

(2)
The guidance ranges as provided for adjusted net income and adjusted net income per diluted share exclude any excess tax benefits related to stock-based compensation as the Company cannot predict such estimates without unreasonable effort.

Conference Call Information

A conference call to discuss first quarter fiscal 2018 financial results is scheduled for today, June  5, 2018, at 4:30 p.m. Eastern Time. Investors and analysts can participate on the conference call by dialing (800) 219-7052 or (574) 990-1029 and using conference ID #8884629. Interested parties can also listen to a live webcast or replay of the conference call by logging on to the Investor Relations section on the Company’s website at http://investors.ollies.us/.  The replay of the conference call webcast will be available at the investor relations website for one year.

About Ollie’s

We are a highly differentiated and fast growing, extreme value retailer of brand name merchandise at drastically reduced prices. We are known for our assortment of merchandise offered as Good Stuff Cheap®.  We offer name brand products, Real Brands! Real Bargains!®, in every department, including housewares, food, books and stationery, bed and bath, floor coverings, toys, hardware and other categories.  We currently operate 277 store locations in 21 states across the Eastern portion of the United States. For more information, visit www.ollies.us.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including our fiscal 2018 business outlook or financial guidance, and industry outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, including recently enacted tax legislation, and the following: our failure to adequately procure and manage our inventory or anticipate consumer demand; changes in consumer confidence and spending; risks associated with intense competition; our failure to open new profitable stores, or successfully enter new markets, on a timely basis or at all; our failure to hire and retain key personnel and other qualified personnel; our inability to obtain favorable lease terms for our properties; the loss of, or disruption in the operations of, our centralized distribution centers; fluctuations in comparable store sales and results of operations, including on a quarterly basis; risks associated with our lack of operations in the growing online retail marketplace; our inability to successfully implement our marketing, advertising and promotional efforts; the seasonal nature of our business; risks associated with the timely and effective deployment and protection of computer networks and other electronic systems; the risks associated with doing business with international manufacturers; changes in government regulations, procedures and requirements; and our ability to service our indebtedness and to comply with our financial covenants together with the other factors set forth under “Risk Factors” in our filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Ollie’s undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.  You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Contact:
John Rouleau
ICR
203-682-8200
John.Rouleau@icrinc.com

Media Contact:
Dan Haines
Vice President – Marketing & Advertising
717-657-2300
dhaines@ollies.us

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Income

(In thousands except for per share amounts)

(Unaudited)

	Thirteen weeks ended
	May 5, 2018	April 29, 2017
Condensed consolidated statements of income data:
Net sales	$275,739	$227,602
Cost of sales	162,863	134,667
Gross profit	112,876	92,935
Selling, general and administrative expenses	72,364	61,731
Depreciation and amortization expenses	2,763	2,272
Pre-opening expenses	1,764	1,598
Operating income	35,985	27,334
Interest expense, net	538	1,334
Loss on extinguishment of debt	100	397
Income before income taxes	35,347	25,603
Income tax expense	4,893	6,637
Net income	$30,454	$18,966
Earnings per common share:
Basic	$0.49	$0.31
Diluted	$0.46	$0.29
Weighted average common shares outstanding:
Basic	62,169	60,880
Diluted	65,624	64,389

Percentage of net sales (1):
Net sales	100.0%	100.0%
Cost of sales	59.1	59.2
Gross profit	40.9	40.8
Selling, general and administrative expenses	26.2	27.1
Depreciation and amortization expenses	1.0	1.0
Pre-opening expenses	0.6	0.7
Operating income	13.1	12.0
Interest expense, net	0.2	0.6
Loss on extinguishment of debt	—	0.2
Income before income taxes	12.8	11.2
Income tax expense	1.8	2.9
Net income	11.0%	8.3%

(1)	Components may not add to totals due to rounding.

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

Assets	May 5, 2018	April 29, 2017
Current assets:
Cash and cash equivalents	$27,614	$33,720
Inventories	276,040	246,630
Accounts receivable	414	330
Prepaid expenses and other assets	8,132	3,312
Total current assets	312,200	283,992
Property and equipment, net	55,647	47,061
Goodwill	444,850	444,850
Trade name and other intangible assets, net	232,555	232,890
Other assets	2,084	2,338
Total assets	$1,047,336	$1,011,131
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$10,143	$6,340
Accounts payable	75,420	62,935
Income taxes payable	10,858	11,919
Accrued expenses and other	47,067	39,939
Total current liabilities	143,488	121,133
Revolving credit facility	-	-
Long-term debt	13,926	121,905
Deferred income taxes	57,094	88,360
Other long-term liabilities	7,113	5,259
Total liabilities	221,621	336,657
Stockholders’ equity:
Common stock	62	61
Additional paid-in capital	587,857	570,108
Retained earnings	237,882	104,391
Treasury - common stock	(86)	(86)
Total stockholders’ equity	825,715	674,474
Total liabilities and stockholders’ equity	$1,047,336	$1,011,131

Ollie’s Bargain Outlet Holdings, Inc.
Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen weeks ended
	May 5, 2018	April 29, 2017
Net cash provided by operating activities	$15,348	$1,919
Net cash used in investing activities	(4,708)	(2,945)
Net cash used in financing activities	(22,260)	(63,937)
Net decrease in cash and cash equivalents	(11,620)	(64,963)
Cash and cash equivalents at the beginning of the period	39,234	98,683
Cash and cash equivalents at the end of the period	$27,614	$33,720

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

(Dollars in thousands)

(Unaudited)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). We have included the non-GAAP measures of EBITDA, adjusted EBITDA, adjusted net income and adjusted net income per diluted share in this press release as these are key measures used by our management and our board of directors to evaluate our operating performance and the effectiveness of our business strategies, make budgeting decisions, and evaluate compensation decisions.  Management believes it is useful to investors and analysts to evaluate these non-GAAP measures on the same basis as management uses to evaluate the Company’s operating results. We believe that excluding items that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude from net income and net income per diluted share, enhances the comparability of our results and provides a better baseline for analyzing trends in our business.

The tables below reconcile the non-GAAP financial measures of adjusted net income to net income, adjusted net income per diluted share to net income per diluted share, and EBITDA and adjusted EBITDA to net income, in each case the most directly comparable GAAP measure.

Adjusted net income and adjusted net income per diluted share give effect to the after-tax loss on extinguishment of debt and excess tax benefits related to stock-based compensation, which may not occur with the same frequency or magnitude in future periods. We define EBITDA as net income before net interest expense, loss on extinguishment of debt, depreciation and amortization expenses and income taxes. Adjusted EBITDA represents EBITDA as further adjusted for non-cash stock-based compensation expense and non-cash purchase accounting items, which we do not consider representative of our ongoing operating performance.

Non-GAAP financial measures should be viewed as supplementing, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company's financial position, results of operations and cash flows and should therefore be considered in assessing the Company's actual financial condition and performance. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures

 (In thousands except for per share amounts)

 (Unaudited)

Reconciliation of GAAP net income to adjusted net income

	Thirteen weeks ended
	May 5, 2018	April 29, 2017
Net income	$30,454	$18,966
Loss on extinguishment of debt	100	397
Adjustment to provision for income taxes (1)	(25)	(153)
Excess tax benefits related to stock-based compensation (2)	(3,932)	(3,231)
Adjusted net income	$26,597	$15,979

(1)
The effective tax rate used for the adjustment to the provision for income taxes was the normalized effective tax rate in the quarter in which the related costs (loss on extinguishment of debt) were incurred.

(2)	Amount represents the impact from the recognition of excess tax benefits pursuant to Accounting Standards Update 2016-09, Stock Compensation.

Reconciliation of GAAP net income per diluted share to adjusted net income per diluted share

	Thirteen weeks ended
	May 5, 2018	April 29, 2017
Net income per diluted share	$0.46	$0.29
Adjustments as noted above, per diluted share:
Loss on extinguishment of debt, net of taxes	-	-
Excess tax benefits related to stock-based compensation	(0.06)	(0.05)
Adjusted net income per diluted share (1)	$0.41	$0.25

Diluted weighted-average common shares outstanding	65,624	64,389

(1)	Totals may not foot due to rounding

Ollie’s Bargain Outlet Holdings, Inc.
Supplemental Information

Reconciliation of GAAP to Non-GAAP Financial Measures and Key Statistics

 (Dollars in thousands)

 (Unaudited)

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA

	Thirteen weeks ended
	May 5, 2018	April 29, 2017
Net income	$30,454	$18,966
Interest expense, net	538	1,334
Loss on extinguishment of debt	100	397
Depreciation and amortization expenses	3,393	2,862
Income tax expense	4,893	6,637
EBITDA	39,378	30,196
Non-cash stock based compensation expense	1,600	1,911
Non-cash purchase accounting items	(1)	(22)
Adjusted EBITDA	$40,977	$32,085

Key Statistics

	Thirteen weeks ended
	May 5, 2018	April 29, 2017

Number of stores open at the beginning of period	268	234
New stores openings	8	5
Number of stores open at end of period	276	239

Average net sales per store (1)	$1,011	$962
Comparable stores sales change	1.9%	1.7%
Comparable store count – end of period	234	202

(1)	Average net sales per store represents the weighted average of total net sales divided by the number of stores open, in each case, at the end of each week in a fiscal quarter.